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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS
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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Robbins & Myers, Inc. Savings Plan for Union Employees of our reports (a) dated October 3, 1995 (expect for Subsequent Event Note, as to which the date is October 24, 1995) with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1995, and (b) dated July 13, 1995, with respect to the financial statements and schedules of the Robbins & Myers, Inc. Saving Plan for Union Employees of Pfaudler included in the Plan's Annual Report (Form 11 - K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                              /s/Ernest & Young LLP


January 16, 1996